ADVISORY BOARD AGREEMENT

THIS ADVISORY BOARD AGREEMENT is made effective as of September 17, 2015, (the

"Effective Date") by and between Lans Holdings, Inc., a Nevada corporation (the "Company"), and Dave Christensen of Enterprise Technology Consulting, Inc. (the "Advisor") with offices at

6841 W. Dale Lane, Peoria, AZ 85383.

RECITALS

A. Company desires to obtain the services of Advisor to serve on the Company’s Board of

Advisors (the “AB”), and the Advisor desires to serve on the AB, upon the following terms and conditions.

B. Company has spent significant time, effort, and money to develop certain Proprietary

Information (as defined below), which Company considers vital to its business and goodwill.

C. The Proprietary Information may necessarily be communicated to or received by Advisor in the course of serving on the AB for the Company, and Company desires to obtain the Services of Advisor, only if, in doing so, it can protect its Proprietary Information and goodwill.

D. Company does not, however, desire to receive from Advisor, or for Advisor to either induce the use of or use in connection with the performance of the Services, any information which is confidential to or ownership of which resides in a third party, whether acquired either prior to or subsequent to Advisor's retention hereunder.

AGREEMENT

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Advisory Board Member. Company hereby retains Advisor to serve on its Advisory Board.

The term of this Agreement (the “Term”) shall be the period commencing on the Effective Date and terminating upon three (3) days prior written notice delivered by either party to the other for any reason.

Upon any termination of the Services as provided in the preceding sentence, this Agreement shall terminate except that the provisions set forth in Sections 2.b, 4 and 6 of this Agreement shall survive such termination.

2. Position, Duties, Responsibilities.

a. Duties. Advisor shall perform those services (“Services”) as reasonably requested by the Company from time to time, including but not limited to the Services described on Exhibit A attached hereto. Advisor shall devote Advisor's commercially reasonable efforts and attention to the performance of the Services for the Company on a timely basis. Advisor shall also make himself available to answer questions, provide advice and provide Services to the Company upon reasonable request and notice from the Company.

b. Independent Contractor; No Conflict. It is understood and agreed, and it is the intention of the parties hereto, that Advisor is an independent contractor, and not the employee,

agent, joint venturer, or partner of Company for any purposes whatsoever.

Advisor is skilled in providing the Services. To the extent necessary, Advisor shall be solely responsible for any and all taxes related to the receipt of any compensation under this Agreement. Advisor hereby represents, warrants and covenants that Advisor has the right, power and authority to enter into this Agreement and that neither the execution nor delivery of this Agreement, nor the performance of the Services by Advisor will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which Advisor is now or hereinafter becomes obligated.

3. Compensation, Benefits, Expenses.

a. Compensation. As full and complete consideration of the Services to be rendered hereunder, the Company shall pay Advisor the Compensation described on Exhibit A attached hereto.

b. Reimbursement of Expenses. Company shall promptly reimburse Advisor for any reasonable costs and expenses incurred by Advisor in connection with any Services specifically requested by Company and actually performed by Advisor pursuant to the terms of this

Agreement. Each such expenditure or cost shall be reimbursed only if: (i) with respect to costs in excess of $100, individually, Advisor receives prior approval from the Company’s President or

CFO or other executive for such expenditure or cost, and (ii) with respect to costs in less than

$100, individually, provided Advisor furnishes to Company adequate records and other documents reasonably acceptable to Company evidencing such expenditure or cost.

4. Proprietary Information; Work Product; Non-Disclosure.

a. Defined. Company has conceived, developed and owns, and continues to conceive and develop, certain property rights and information, including but not limited to its business plans and objectives, client and customer information, financial projections, marketing plans,

marketing materials, logos, and designs, and technical data, inventions, processes, know-how,

algorithms, formulae, franchises, databases, computer programs, computer software, user interfaces, source codes, object codes, architectures and structures, display screens, layouts,

development tools and instructions, templates, and other trade secrets, intangible assets and industrial or proprietary property rights which may or may not be related directly or indirectly to

Company's business and all documentation, media or other tangible embodiment of or relating to any of the foregoing and all proprietary rights therein of Company (all of which are hereinafter referred to as the "Proprietary Information"). Although certain information may be generally known in the relevant industry, the fact that Company uses it may not be so known. In such instance, the knowledge that Company uses the information would comprise Proprietary

Information. Furthermore, the fact that various fragments of information or data may be generally known in the relevant industry does not mean that the manner in which Company combines them, and the results obtained thereby, are known. In such instance, that would also comprise Proprietary Information.

2

b. General Restrictions on Use. Advisor agrees to hold all Proprietary Information in confidence and not to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from Company's premises any Proprietary Information (or remove from the premises any other property of Company), except (i) during the consulting relationship to the extent authorized and necessary to carry out Advisor's responsibilities under this Agreement, and (ii) after termination of the consulting relationship, only as specifically authorized in writing by Company.

Notwithstanding the foregoing, such restrictions shall not apply to: (x) information which Advisor can show was rightfully in Advisor's possession at the time of disclosure by Company; (y)

information which Advisor can show was received from a third party who lawfully developed the information independently of Company or obtained such information from Company under conditions which did not require that it be held in confidence; or (z) information which, at the time of disclosure, is generally available to the public.

c. Ownership of Work Product. All Work Product shall be considered work(s) made by

Advisor for hire for Company and shall belong exclusively to Company and its designees. If by operation of law, any of the Work Product, including all related intellectual property rights, is not owned in its entirety by Company automatically upon creation thereof, then Advisor agrees to assign, and hereby assigns, to Company and its designees the ownership of such Work

Product, including all related intellectual property rights. "Work Product" shall mean any writings

(including excel, power point, emails, etc.), programming, documentation, data compilations,

reports, and any other media, materials, or other objects produced as a result of Advisor's work or delivered by Advisor in the course of performing that work.

d. Incidents and Further Assurances. Company may obtain and hold in its own name copyrights, registrations, and other protection that may be available in the Advisor. Advisor agrees to provide any assistance required to perfect such protection. Advisor agrees to take sure further actions and execute and deliver such further agreements and other instruments as

Company may reasonably request to give effect to this Section 4.

e. Return of Proprietary Information. Upon termination of this Agreement, Advisor shall upon request by the Company promptly deliver to Company at Company’s sole cost and expense, all drawings, blueprints, manuals, specification documents, documentation, source or object codes, tape discs and any other storage media, letters, notes, notebooks, reports,

flowcharts, and all other materials in its possession or under its control relating to the

Proprietary Information and/or Services, as well as all other property belonging to Company which is then in Advisor's possession or under its control. Notwithstanding the foregoing,

Advisor shall retain ownership of all works owned by Advisor prior to commencing work for

Company hereunder, subject to Company's nonexclusive, perpetual, paid up right and license to use such works in connection with its use of the Services and any Work Product.

f. Remedies/Additional Confidentiality Agreements. Nothing in this Section 4 is intended to limit any remedy of Company under applicable state or federal law. At the request of

Company, Advisor shall also execute Company's standard "Confidentiality Agreement" or similarly named agreement as such agreement is currently applied to and entered into by

Company's most recent employees.

3

5. Non-Compete. During the Term, Advisor shall provide the Company with prior written notice if Consultant intends to provide any services, as an employee, consultant or otherwise, to any person, company or entity that competes directly with the Company, which written notice shall include the name of the competitor. During the period that is six (6) months after the termination of this Agreement, Advisor shall provide the Company with written notice any time that Advisor provides any services, as an employee, consultant or otherwise, to any person, company or entity that competes directly with the Company.

6. Miscellaneous.

a. Notices. All notices required under this Agreement shall be deemed to have been given or made for all purposes upon receipt of such written notice or communication. Notices to each party shall be sent to the address set forth below the party's signature on the signature page of this Agreement. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner provided above.

b. Entire Agreement. This Agreement and any documents attached hereto as Exhibits constitute the entire agreement and understanding between the parties with respect to the subject matter herein and therein, and supersede and replace any and all prior agreements and understandings, whether oral or written with respect to such matters. The provisions of this

Agreement may be waived, altered, amended or replaced in whole or in part only upon the written consent of both parties to this Agreement.

c. Severability, Enforcement. If, for any reason, any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions herein shall not be affected thereby, provided that no such severability shall be effective if it causes a material detriment to any party.

d. Governing Law. The validity, interpretation, enforceability, and performance of this

Agreement shall be governed by and construed in accordance with the laws of the State of

Nevada. Venue for any and all disputes arising out of this Agreement shall be the City of Las

Vegas, State of Nevada.

e. Injunctive Relief. The parties agree that in the event of any breach or threatened breach of any of the covenants in Section 4, the damage or imminent damage to the value and the goodwill of Company's business will be irreparable and extremely difficult to estimate,

making any remedy at law or in damages inadequate. Accordingly, the parties agree that

Company shall be entitled to injunctive relief against Advisor in the event of any breach or threatened breach of any such provisions by Advisor, in addition to any other relief (including damages) available to Company under this Agreement or under applicable state or federal law.

f. Publicity. The Company shall, with prior written approval by Advisor, have the right to use the name, biography and picture of Advisor on the Company’s website, marketing and advertising materials.

4

IN WITNESS WHEREOF, each party hereto has duly executed this Agreement as of the

Effective Date.

Company Signature: /s/ Trevor Allen Name: Trevor Allen Of Lans Holdings Inc. Address: 800 BRICKELL AVE STE 900 MIAMI FL 33131	Advisory Board Member Signature: /s/ David Christensen Name: David Christensen Of Enterprise Technology Consulting, Inc. Address: 6841 W. Dale Lane Peoria, AZ 85383

5

Exhibit A to Advisory Board Agreement

Services.

As a member of the Advisory Board, you shall:

_ Participate in periodic Advisory calls or meetings

_ Be accessible to Company to provide guidance on business and technology strategy issues on an as-needed basis.

Proposed: Advisor will provide expertise leadership and direction to help manage the Board &

Advisory team members as well as any other TTI (Targets To Improve) Project Owners through the next 6 months of engagement as we deploy the LHI (Lans Holdings Inc.) Business System using the Strategy

Deployment Process. This includes:

1. X-Box Strategic Objectives (Single Document Business Plan / Roadmap)

a. Leading the team in completing the “X-Box Strategic Objectives” for 3 year, 2 year and 1 year goals, as well as the TTI’s, with their respective (from X to Y by Z date)

specific targets, and their individual Project Owners.

b. Personally coaching and guiding the individual Project Owners weekly/daily as needed through project ownership and successful progress towards accomplishment.

c. Creating and leading monthly full team accountability reviews and coaching each team member how to effectively track and report their individual progress and/or challenges.

d. Ultimately creating a Business System and Culture within The Company of

Ownership, Accountability, Collaboration, and Celebrating the Accomplishments

2. Project Ownership

a. Taking Ownership of Specific Projects within the TTI’s as agreed to by the Board &

Advisory team members (see 4b)

3. Resource and Organizational Support

a. Assisting the Company to design an Organizational Assessment and Resource game plan.

b. Assisting the Company to successfully recruit the necessary team members to complete the goals and objectives as outlined in the LHI Business Systems X-Box.

b. Assisting the Company to organize an Investor Proposal and Action Plan for the

Company based on the X-Box Strategic Objectives.

6

Compensation.

The Company will compensate Advisor Three Thousand Five Hundred ($3500.00) USD per

hour for deposit in the approved project X-Box Strategic Objectives.

The Company will compensate Advisor Two thousand Eight Hundred ($2800.00) USD per month for advisory services on approved projects.

The Company will compensate Advisor One Hundred Fifty ($150.00) USD per hour for advisory services on approved projects, beyond the scope of this initial agreement.

Upon signing, Advisor shall be issued shares in the total amount equal to thirty thousand

($30,000) USD divided by the share value of the closing price on the date of signing, subject to transfer restrictions as imposed by the securities laws.

While serving as Advisor of the Company all sales and transfers would have to be recorded,

including such filings with the Securities and Exchange Commission as are required.

The initial term of the agreement is for twelve (12) months then will be reviewed and any relevant changes made to compensation and further terms.

7